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                                                                    EXHIBIT 10.3



                               SEVERANCE AGREEMENT


      This Agreement, dated as of July 31, 1997, is by and between Robert L. Trow ("Trow") and UNICCO Service Company, a Massachusetts Business Trust (the "Company").

      WHEREAS, Trow and the Company have a dispute regarding Trow's claims and/or potential claims alleged pursuant to his Employment Agreement with the Company dated May 6, 1996 ("Employment Agreement"); and

      WHEREAS, Trow has resigned his employment with the Company on July 31, 1997; and

      WHEREAS, the parties have reached certain agreements, as set forth herein, relating to Trow's relationship with the Company; and

      WHEREAS, said certain agreements constitute an accord and satisfaction of Trow's claims and/or potential claims alleged pursuant to the Employment Agreement;

      NOW THEREFORE, the parties agree as follows:

      1. RESIGNATION. The Company acknowledges that Trow resigned in good standing as an officer, director and from any other position he held with the Company and any company owned by the Company or under common control with the Company ("Affiliate"), as of July 31, 1997, and his Employment Agreement with the Company dated May 6, 1996 has been cancelled, except for the provisions of paragraphs 5 and 6 thereof which shall survive as set forth in paragraph 7 thereof.

      2.    COMPENSATION.

            (a) The Company has simultaneously paid to Trow $25,000 (less tax withholdings), representing payment for accrued vacation, 1997 bonus, "honeymoon reimbursement", legal fees in connection with the review of this Agreement, tax return preparation, any balance owed to Charles River Country Club for the outstanding assessment, and a $1500 loan to Kathy Keefe.

            (b) Trow acknowledges that no additional salary, compensation, or any other payments are or may be payable to him on account of his employment with the Company or any Affiliate, except as specifically set forth herein.

      3.    EXPENSE REIMBURSEMENT.

            Trow will be reimbursed for his business expenses incurred through July 31, 1997. Any expenses incurred thereafter must be approved in advance by the Company.



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      4.    LEASED AUTOMOBILE

            Trow may retain use of his leased company car, at the Company's rental expense, until December 31, 1997 (all gas, repairs, maintenance, etc. to be paid by him), and thereafter he can continue use of the car during the balance of the lease term provided he promptly reimburses the Company for all rental charges. Compliance with all lease terms, including proper maintenance, is Trow's responsibility.

            5.  MUTUAL RELEASES AND COVENANTS NOT TO SUE.

            (a) In consideration of the payments to be made by the Company to Trow under paragraphs 2, 3 and 7 of this Severance Agreement, and for other valuable consideration, the receipt of which is hereby acknowledged, Trow hereby covenants not to sue, and does hereby remise, release and forever discharge the Company and its Affiliates and their respective officers, directors, employees, trustees, beneficiaries, successors and assigns of and from any and all claims, debts, demands, costs and expenses that Trow has had, may now have, or may hereafter have, arising out of or relating to his employment with the Company, from the beginning of the world to the date hereof, except for matters to be performed in the future as specifically set forth herein.

            (b) In consideration of the accord and satisfaction of the Employment Agreement, Trow's release and covenant not to sue the Company, and for other valuable consideration, the receipt of which is hereby acknowledged, the Company covenants not to sue, and does hereby remise, release and forever discharge Trow of and from any and all claims, debts, demands, costs and expenses that the Company has had, may now have, or may hereafter have, arising out of or relating to Trow's employment with the Company, from the beginning of the world to the date hereof, except for matters to be performed in the future as specifically set forth herein.

      6. COMPUTER TRANSFER. The Company does hereby transfer to Trow of its right, title and interest in and to the following equipment previously used by
Trow: NEC Versa 6000 lap-top computer and printer. Serial No. 66016794. Such transfer is made as-is and where-is, and THE COMPANY EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES AS TO THE COMPUTER'S CONDITION, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      7. SEVERANCE. The Company will continue to pay Trow his base annual salary of $195,000 until he finds other employment, but not beyond August 31, 1999; PROVIDED, HOWEVER, in the event of re-employment, Trow's severance benefit will not be terminated if his total annual compensation is less than $195,000, but rather will be reduced by the amount of such compensation received from his new employment. PROVIDED, FURTHER, that in the event Trow obtains only part-time employment or consulting, any compensation less than $1,667 in any



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month will not be deducted from the severance benefit. In addition, until the first to occur of (i) the commencement of Trow's new employment or (ii) August 31, 1999, the Company will continue to provide health coverage (subject to normal employee contribution) life insurance, 401K plan participation, long-term disability and ADD benefits. Trow agrees to make himself available to the Company from time to time, at reasonable times and upon reasonable notice, to assist the Company in litigation matters, labor matters, etc., with which he was previously involved, to the extent that such activities do not interfere with his other employment or search therefor; all of such assistance to be without charge to the Company until August 31, 1999, and thereafter the parties shall establish a reasonable per diem rate.

      7A.   NO SET-OFF. The Company shall not be entitled to withhold any severance payments due to Trow pursuant to the provisions of paragraph 7 in the event of any alleged breach by Trow of any covenant or commitment made by him hereunder.

      8. PUBLIC DISCLOSURE. Except as set forth in this Section 8, neither Trow nor the Company shall disclose any of the terms of this Agreement or any of the documents, agreements or instruments executed in connection herewith without the express consent of the other party, or make any statements inconsistent herewith. Consent to disclosure shall not be required to the extent such disclosure is required to comply with any governmental requirements or to meet bona fide financing or other business requirements of either party. The Company agrees that it will provide an employment reference for Trow substantially as set forth in EXHIBIT A hereto and that any public disclosure by the parties will be substantially as follows:

            Robert L. Trow resigned from UNICCO Service Company effective July 31, 1997 to pursue his own business interests.

The Company agrees not to disparage Trow, and Trow agrees not to disparage the Company, or its officers, directors, employees, Trustees or beneficiaries.

      9. COMPANY PROPERTY. Trow hereby represents and warrants that he has delivered to the Company all documents or other items of property in his possession or control which relate in any way to the business or activities of the Company, as required in paragraph 6(b) of his Employment Contract.

      10. ARBITRATION. Any dispute concerning an alleged breach by either party shall be resolved by binding arbitration commenced and conducted in accordance with the then applicable rules of commercial arbitration of the American Arbitration Association in an arbitration commenced and held before a single arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The location of the arbitration shall be in Boston, Massachusetts. The arbitrator may award costs and attorneys fees to the prevailing party.




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      11.   GENERAL.

            (a) Trow and the Company agree that any breach of this Agreement could cause irreparable damage and that, in the event of such breach, each shall have, in addition to any and all remedies at law, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of a party's obligations hereunder.

            (b) Each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

            (c) No waiver by a party hereto of a breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision thereof.

            (d) This Agreement shall be governed by the laws of Massachusetts. This Agreement and the ancillary agreements referred to herein set forth the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof. Any amendment or modification hereof will be effective only if in writing and signed by the parties affected thereby.

            (e) This Agreement shall bind and benefit the parties hereto and their respective successors and assigns.

      12. This Severance Agreement shall constitute an accord and satisfaction of Trow's existing and/or potential claims under the Employment Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.


                                   UNICCO SERVICE COMPANY


/s/ ROBERT L. TROW                 By: /s/ GEORGE A. KECHES
-----------------------------          --------------------------------
Robert L. Trow                         Chief Financial Officer




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